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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 30, 1999


                       Information Architects Corporation
             (Exact name of registrant as specified in its charter)



                                 North Carolina
                 (State or other jurisdiction of incorporation)


                    0-22325                     87-0399301
          (Commission File Number)   (IRS Employer Identification No.)



                  4064 Colony Road, Charlotte, North Carolina          28211
                    (Address of principal executive offices)         (Zip Code)

                                  704-365-2324
               Registrant's telephone number, including area code


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Item 5.  Other Events.

Information Architects Corporation ("Company") has completed a private placement of 4,033,000 shares of its common stock, par value $.001 ("Common Stock"), to various investors (collectively "Investors") at a price of $1.83 per share, resulting in total cash proceeds to the Company in the amount of $7,380,389.80 ("Proceeds"). Stonegate Securities, Inc. acted as the placement agent for the transaction and received 448,111 warrants to purchase shares of Common Stock, exercisable at a price of $1.83 ("Stonegate Warrants"), as well as six percent (6%) of the Proceeds. Both the shares issued to the Investors and the Common Stock issuable upon exercise of the Stonegate Warrants will be registered for resale pursuant to a Registration Statement on Form S-3 filed with the SEC.

Item 7(c).        Exhibits

         Exhibit No.       Description

         99.4 Press Release issued by Information Architects Corporation on November 30, 1999

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Information Architects Corporation
                                           (Registrant)

                                           By: /s/ ROBERT F. GRUDER
                                               ---------------------------------
                                               Robert F. Gruder
                                               Chief Executive Officer
Dated:  November 30, 1999